Exhibit 10.3

OPTION AGREEMENT

THIS AGREEMENT made as of [DATE] (the “Effective Date”). BETWEEN:

NEPTUNE WELLNESS SOLUTIONS INC., a corporation incorporated under the laws of the Province of Québec,

(the “Corporation”)

- and -

[EMPLOYEE]

(the “Option Holder”)

WHEREAS the Corporation adopted the Plan for the purpose of providing the Corporation with a share- related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants of the Corporation, or any other Subsidiary of the Corporation, to reward such of those Directors, Employees and Consultants as may be granted Options under the Plan by the Board from time to time for their contributions toward the long term goals and success of the Corporation and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long term investments and proprietary interests in the Corporation;

WHEREAS pursuant to the Plan, the Board has approved the granting to the Option Holder of an Option (as hereinafter defined) upon the terms and conditions of this option agreement (the “Option Agreement”);

WHEREAS all capitalized terms used herein and not otherwise defined will have the meanings ascribed to such terms in the Plan;

NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the Corporation and the Option Holder hereby agree as follows:

1.	Grant of Option

The Corporation hereby grants to the Option Holder, subject to the terms and conditions set forth in the Plan and this Option Agreement, the right and option (the “Option”) to purchase all or any part of an aggregate of up to                Shares at an Exercise Price of $        [CAD] per Share expiring on [DATE].

2.	Vesting

Notwithstanding Section 1 above or any other provision of this Option Agreement, legal and beneficial title to the Option granted to the Option Holder hereunder, in respect of the Shares and all rights, privileges and benefits arising and flowing therefrom or to arise or flow therefrom hereafter, shall vest in

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Option Agreement – [NAME]                     ([DATE])

the Option Holder and the Option Holder shall be entitled to exercise said Option to purchase the Shares only in the proportion and on the date (the “Vesting Date”) set out below, provided that the Option Holder is a Consultant or Employee or Director of the Corporation on such Vesting Date (and has been a Consultant or Employee or Director of the Corporation continuously from the date hereof):

Vesting Date	Number of Shares subject to the Option	Exercise Price

Total:

3.	Exercise of Option

3.1    Subject to the provisions of this Option Agreement, the Option may be exercised from time to time prior to the Expiry Date (as hereinafter defined) by delivery to the Corporation at its registered office of an executed Exercise Notice (attached hereto as Exhibit “I”) specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full, by bank draft or certified cheque, of the Exercise Price of the Shares then being purchased (in addition to any withholding amounts payable to the tax authorities in accordance to section 5.2 of the Plan) . Subject to any provisions of this Option Agreement to the contrary, certificates for such Shares shall be issued and delivered to the Option Holder within a reasonable time following the receipt of such notice and payment.

3.2    Notwithstanding any provisions contained in this Option Agreement, the Corporation’s obligation to issue Shares to the Option Holder pursuant to the exercise of the Option shall be subject to: (i) receipt of any required shareholder approval; (ii) completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof; (iii) the admission of such Shares to listing on any stock exchange or market on which the Shares may then be listed; (iv) the receipt from the Option Holder of such representations, warranties, agreements and undertakings as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdictions; and (v) compliance with the terms and conditions of the Plan. Nothing contained in this Option Agreement shall be deemed to require the Corporation to apply for or obtain any such registration, qualification, approval or listing referred to above. The Option Holder hereby acknowledges and agrees that he has had access to such information as is necessary to enable him to evaluate the merits and risks of acquiring Shares pursuant to the exercise of the Option and that he is able to bear the economic risk of holding such Shares for an indefinite period.

4.	No Assignment

The Option is personal to the Option Holder and non-assignable (whether by operation of law or otherwise). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions of this Option Agreement, or upon the levy of any attachment or similar process upon the Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

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Option Agreement – [NAME]                     ([DATE])

5.	Expiration

Subject to the terms and conditions set out in this Option Agreement, including the vesting conditions set out in Section 2 above and the termination provisions set out in Section 6 below, the Option Holder shall have the right to exercise the Option with respect to all or any part of the Shares to the extent vested at any time or from time to time after the date hereof and prior to the close of business on [DATE] (the “Expiry Date”). At the close of business on the Expiry Date, the Option shall forthwith expire and terminate and be of no further force or effect whatsoever with respect to the unexercised balance of the Shares available under the Option, whether vested or not.

6.	Termination of Employment; Death; Bankruptcy

In the event that the Option Holder ceases to be an Employee or Consultant of the Corporation, the Expiry Date of the Option will be governed by the terms and conditions set forth under Section 4 of the Plan.

7.	Rights as a Shareholder

An Option Holder shall not have any rights as a shareholder of the Corporation with respect to any of the Shares subject to the Option until the date of issuance of a certificate for such Shares upon the exercise of the Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

8.	Inconsistency with Plan

The Option Holder acknowledges receipt of a copy of the Plan and hereby agrees that, in the event of a conflict between the terms and provisions of this Option Agreement and the terms and conditions of the Plan, those of the Plan shall take precedence and shall govern the Options granted pursuant to this Option Agreement.

9.	Certain Adjustments

9.1    In the event that the Shares are at any time changed or affected as a result of the declaration of a stock dividend thereon or their subdivision or consolidation, the number of Shares reserved for the Option shall be adjusted accordingly by the Board to such extent as they deem proper in their discretion. In such event, the number of, and the price payable for, the Shares that are then subject to the Option may also be adjusted by the Board to such extent, if any, as they deem proper in their discretion.

9.2    If at any time after the date of this Option Agreement and prior to the expiration of the term of the Option, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Section 9 of this Option Agreement, or the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the “Successor Corporation”), the Option Holder shall be entitled to receive upon the subsequent exercise of the Option in accordance with the terms of this Option Agreement and shall accept in lieu of the number of Shares to which he was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Corporation or the Successor Corporation (as the case may be) and/or other consideration from the Corporation or the Successor Corporation

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Option Agreement – [NAME]                     ([DATE])

(as the case may be) that the Option Holder would have been entitled to receive as a result of such reclassification, reorganization or other change or, subject to the provisions of subsection 9.1 of this Option Agreement, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change or the effective date of such consolidation, merger or amalgamation, as the case may be, he had been the registered holder of the number of Shares to which he was theretofore entitled upon such exercise.

10.	Notice

All communications and payments provided for under this Option Agreement shall be in writing and shall be deemed to be given when delivered in person or deposited in the mail, first class, certified or registered, return receipt requested, with proper postage prepaid and delivered respectively to the Corporation’s head office or the Option Holder’s address as indicated in the Corporation’s registry, as the case may be.

11.	Time of Essence

Time shall be of the essence of this Option Agreement and each and every part hereof.

12.	Binding Effect

This Option Agreement shall inure to the benefit of and be binding upon the parties hereto, the successors of the Corporation and the executor, administrator, heirs and personal representatives of the Option Holder. This Option Agreement shall not be assignable by the Option Holder.

13.	Headings

The section headings contained in this Option Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option Agreement.

14.	Amendment

This Option Agreement may be amended only by a written instrument signed by each of the parties hereto.

15.	Governing Law

This Option Agreement shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

16.	Duplicate Originals

It is hereby acknowledged by the parties hereto that this Option Agreement has been signed in duplicate only, one (1) original executed copy delivered to the Option Holder and one (1) delivered to the Corporation.

17.	Confidentiality

The Option Holder acknowledges that the Plan and this Option Agreement and the contents thereof are confidential and agrees, except as required by law, not to disclose the foregoing to any third parties without the written consent of the Corporation, which consent may not be unreasonably withheld.

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Option Agreement – [NAME]                     ([DATE])

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement on the date first above written.

NEPTUNE WELLNESS SOLUTIONS INC.

By:
Name:
Title:

[NAME]

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Option Agreement – [NAME]                     ([DATE])